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                                                                      Exhibit 21


              Subsidiaries of Vornado Operating Company





           Vornado Operating LP                                    Delaware
           Vornado Crescent Logistics Operating Partnership        Delaware
           AmeriCold Logistics L.L.C.                              Delaware
           VC Superior, L.L.C.                                     Delaware
           VC Freezer Omaha Texas, L.L.C.                          Delaware
           VC Texas, L.P.                                          Delaware
           VC Carthage, L.L.C.                                     Delaware
           VC Logistics, L.L.C.                                    Delaware
           Carmar Industries, L.L.C.                               Missouri
           Amlog Canada, Inc.                                      Canada
           Distribution Development L.L.C.                         Delaware
           AmeriCold/Offutt L.L.C.                                 Delaware
           Inland Quarries L.L.C.                                  Delaware
           KC Underground L.L.C.                                   Delaware
           VOO Loan, L.L.C.                                        Delaware